Exhibit 99.1

Wisconsin Adopts Landmark Legislation

April 24, 2014. New York, New York.  Bion Environmental Technologies, Inc. (OTC QB/BB: BNET). Wisconsin Senate Bill 547, the Clean Waters, Healthy Economy Act, was signed into law yesterday by Governor Scott Walker. This legislation marks the first state program to direct significant financial resources to long term non-point source agriculture projects, such as those that can be achieved with Bion’s livestock waste treatment technology.

In 2010, the Board of the WI Department of Natural Resources (DNR) adopted strict phosphorus limits that begin to take effect this year for many of the state’s permitted point sources: utilities, pulp and paper and food processing industries, and others. At that time, there were 700 lakes, rivers and streams that failed to meet state water quality standards for phosphorus. The DNR recently proposed adding an additional 192 waterways to the impaired list. Wisconsin Manufacturers and Commerce, the state’s largest business group, estimated the cost of compliance with the new limits to be $4.9 billion.

The Act provides additional time and flexibility for compliance and establishes a policy and regulatory framework that is designed to reduce nutrient compliance costs through a collaborative effort by public and private sectors.  This public/private partnership (PPP) approach focuses on securing low cost verified nutrient reductions (primarily phosphorous initially) from non-point sources such as agriculture. Permitted point sources will be required to meet their permit requirements by one of the following options:

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Upgrade their existing facility under an approved plan.

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Pay the county a fee to enable the county to both fund projects and purchase credits on behalf of the point source participants. The initial annual fee under the act is $50 per pound of phosphorus.

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Acquire reductions from a third-party. Point sources can contract under the Act to purchase credits directly as well as invest in projects.

Dairy waste is one of the largest sources of unregulated phosphorus in the watershed. The funding mandate will generate spending to purchase verified reductions from non-point sources, including livestock facilities. Bion has produced verified nutrient reductions from its Kreider Farms dairy installation in Pennsylvania and will transfer that knowledge to support large-scale cost-effective dairy projects in Wisconsin. In addition to phosphorus, potential Bion projects would also provide large scale nitrogen and ammonia emissions controls, which Bion believes will be the next area of focus for Wisconsin water quality.

Bion has been in discussions with stakeholders in the upper Midwest concerning excess phosphorus runoff to the Great Lakes, with an initial focus on Wisconsin. With the second largest dairy herd in the U.S. at 1,265,000 head, Wisconsin represents a large potential market for Bion.

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Established in 1990, Bion’s Environmental Technologies’ patented, next-generation technology provides comprehensive treatment of livestock waste that achieves substantial reductions in nutrients (nitrogen and phosphorus), ammonia, greenhouse and other gases, as well as pathogens, hormones, herbicides and pesticides in the waste stream. Verified nutrient reductions can be achieved at a fraction of the cost of traditional ‘downstream’ solutions at municipal waste water treatment plants, power plants and other industrial facilities, and the treatment of storm water runoff. Nutrients and cellulosic biomass can now be recovered in the form of valuable by-products. Bion’s technology can reduce nutrients and other pollutants from existing livestock operations, as well as enable new, state-of-the-art livestock facilities in strategic locations with minimal environmental impacts and substantially improved resource and operational efficiencies. For more information, see Bion’s websites, www.biontech.com and www.bionpa.com.

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the words 'expect', 'will', 'proposed' and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes.

Contact information:

Craig Scott

Vice President-Capital Markets

303-843-6191 direct